Registration Statement No. 333- 203035

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3 /A
AMENDMENT NO. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDEN OCEAN GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
Golden Ocean Group Limited Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08 Bermuda +1 (441) 295 6935	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, par value $ 0.01 per share to be offered by the Selling Shareholder	15,500,000	$14.375(3)	$222,812,500(3)	$28,699(4)

Common Shares, par value $ 0.01 per share to be offered by the Selling Shareholder	62,000,000	$4.12(5)	$255,440,000(5)	$29,683(6)

Total	77,500,000		$478,252,500	$58,382(7)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common shares being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 429, the prospectus contained in this registration statement also relates to 15,500,000 of the registrant's common shares, which were registered pursuant to a registration statement on Form F-3 (File No. 333-197210) (the "Previously Filed Registration Statement"). This registration statement constitutes Post-Effective Amendment No. 1 to the Previously Filed Registration Statement and Pre-Effective Amendment No. 1 to a registration statement on Form F-3 (File No. 333-203035).

(3)	Pursuant to Rule 457(c), the offering price and registration fee are computed on the average of the high and low prices for the common shares on the Nasdaq Global Select Market on June 30, 2014.

(4)	Determined in accordance with Section 6(b) of the Securities Act to be $28,699, which is equal to .0001288 multiplied by the proposed maximum aggregate offering price of $222,812,500.

(5)	Pursuant to Rule 457(c), the offering price and registration fee are computed on the average of the high and low prices for the common shares on the Nasdaq Global Select Market on March 13, 2015.

(6)	Determined in accordance with Section 6(b) of the Securities Act to be $29,394, which is equal to .0001162 multiplied by the proposed maximum aggregate offering price of $255,440,000.

(7)
The registrant has previously paid $28,699 of this amount in respect of the 15,500,000 common shares registered under the Previously Filed Registration Statement and the remaining $29,683 of this amount in respect of the 62,000,000 common shares registered under this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, this registration statement constitutes Post-Effective Amendment No. 1 to the Previously Filed Registration Statement and Pre-Effective Amendment No. 1 to this registration statement.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

PROSPECTUS (Subject to completion, dated May 21, 2015 )

77,500,000 of our Common Shares
Offered by the Selling Shareholder

GOLDEN OCEAN GROUP LIMITED

The Selling Shareholder named in this Prospectus or its respective donees, pledgees, transferees or other successors in interest may sell in one or more offerings pursuant to this registration statement up to 77,500,000 of our common shares that were previously acquired in private transactions.  The Selling Shareholder or its respective donees, pledgees, transferees or other successors in interest may, from time to time, sell, transfer or otherwise dispose of any or all of these common shares, including on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.  See "Plan of Distribution" beginning on page 13.  Information on the Selling Shareholder and the times and manners in which it may offer and sell our common shares are described under the sections entitled "Selling Shareholder" and "Plan of Distribution" in this prospectus.  While we will bear all costs, expenses and fees in connection with the registration of the common shares, we will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder.
Our common shares are currently listed on the Nasdaq Global Select Market and on the Oslo Stock Exchange under the symbol "GOGL". On May 20, 2015, the last reported sale price of our common shares was $4.69 per share on Nasdaq and NOK35.60 on the Oslo Stock Exchange.
The securities to be sold under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
An investment in these securities involves risks.  See the section entitled "Risk Factors" beginning on page 7 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 21, 2015

TABLE OF CONTENTS
PROSPECTUS SUMMARY	1

THE OFFERING	6

RISK FACTORS	7

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	8

USE OF PROCEEDS	9

CAPITALIZATION	10

PRICE RANGE OF COMMON STOCK	11

ENFORCEABILITY OF CIVIL LIABILITIES	12

PLAN OF DISTRIBUTION	13

SELLING SHAREHOLDER	16

DESCRIPTION OF CAPITAL STOCK	17

EXPENSES	20

LEGAL MATTERS	20

EXPERTS	20

WHERE YOU CAN FIND ADDITIONAL INFORMATION	20

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to, and amounts presented in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. The Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 77,500,000 of our common shares that were previously acquired in private transactions.  This prospectus provides you with a general description of the securities the Selling Shareholder may offer. Each time the Selling Shareholder offers securities, we may provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The prospectus supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus does not contain all the information provided in the registration statement that we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus.  Neither we nor the Selling Shareholder authorize any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The Selling Shareholder will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Golden Ocean," the "Company," "we," "us," "our," or similar references, mean Golden Ocean Group Limited and, where applicable, its consolidated subsidiaries, and the "Selling Shareholder" refers to the shareholder described in "Selling Shareholder" beginning on page 16 of this prospectus.
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PROSPECTUS SUMMARY
This section summarizes some of the information and consolidated financial statements that appear later in this prospectus or in other documents incorporated by reference herein.  As an investor or prospective investor, you should review carefully the risk factors and the more detailed information and financial statements that appear later in this prospectus or in documents incorporated by reference herein.
Unless the context otherwise requires, as used in this prospectus, the terms "Company," "Golden Ocean," "we," "us," and "our" refer to Golden Ocean Group Limited and all of its subsidiaries.  "Golden Ocean Group Limited" refers only to Golden Ocean Group Limited and not its subsidiaries.  References to "Former Golden Ocean" are to Golden Ocean Group Limited prior to its merger with us, and "Knightsbridge Shipping Limited" or "Knightsbridge" are references to our company prior to our merger with Former Golden Ocean.
We use the term deadweight, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Golden Ocean
We are an international shipping company specializing in the transportation of dry bulk cargoes.
On September 18, 1996, we were incorporated in Bermuda under the name Knightsbridge Tankers Limited as an exempted company pursuant to the Bermuda Companies Act 1981. In October 2014, we changed our name to Knightsbridge Shipping Limited, and following the completion of the merger between Knightsbridge and Former Golden Ocean on March 31, 2015, we changed our name to Golden Ocean Group Limited. Our common shares commenced trading on the Nasdaq in February 1997 and currently trade under the symbol "GOGL". We obtained a secondary listing on the Oslo Stock Exchange in April 2015.
On a fully delivered basis, we expect to have a fleet of 70 vessels by the end of 2016, including four vessels chartered-in or owned in a joint venture and eight vessels chartered-in from Ship Finance International Limited, with an aggregate capacity of 9.5 million dwt, consisting primarily of Capesize vessels, as well as Kamsarmaxes, Panamaxes and Supramaxes. As of May 20, 2015, our fleet consisted of 47 operating vessels, including eighteen vessels equipped with fuel efficient specifications, and had an aggregate carrying capacity of approximately 5.4 million dwt. We also had contracts for the construction of 20 vessels (excluding four contracts which we have agreed to sell), currently under construction at shipyards, with fuel efficient specifications. Our vessels transport a broad range of major and minor bulk commodities, including ores, coal, grains and fertilizers, along worldwide shipping routes. Our executive management team is led by Herman Billung, who serves as our principal executive officer.
The following table summarizes key information about our fleet of vessels and newbuildings as of May 20, 2015:
Vessel Type	Vessel Name	Year Built	DWT	Flag	Spot/TC	Comment
Capesize	Channel Alliance(1)	1996	171,978	Hong Kong	Spot	Operating
Capesize	Battersea(2)	2009	170,500	Marshall Island	Index TC	Operating
Capesize	Belgravia(2)	2009	170,500	Marshall Island	Spot	Operating
Capesize	Golden Feng	2009	169,232	Marshall Island	Index TC	Operating
Capesize	Golden Magnum(2)	2009	179,788	Hong Kong	Spot	Operating
Capesize	Golden Shui	2009	170,500	Marshall Island	Index TC	Operating
Capesize	Golden Beijing(2)	2010	176,000	Hong Kong	Index TC	Operating
Capesize	Golden Future(2)	2010	176,000	Hong Kong	Index TC	Operating
Capesize	Golden Zhejiang(2)	2010	176,000	Hong Kong	Index TC	Operating
Capesize	Golden Zhoushan(2)	2011	175,834	Hong Kong	Index TC	Operating
Capesize	KSL China(2)	2013	176,000	Marshall Island	Spot	Operating

Capesize	KSL Salvador	2014	180,000	Hong Kong	Spot	Operating
Capesize	KSL San Francisco	2014	180,000	Hong Kong	Index TC	Operating
Capesize	KSL Santiago	2014	180,000	Hong Kong	Index TC	Operating
Capesize	KSL Santos	2014	180,000	Hong Kong	Spot	Operating
Capesize	KSL Sapporo	2014	180,000	Hong Kong	Spot	Operating
Capesize	KSL Seattle	2014	180,000	Hong Kong	Spot	Operating
Capesize	KSL Singapore	2014	180,000	Hong Kong	Spot	Operating
Capesize	KSL Sydney	2014	180,000	Hong Kong	Spot	Operating
Capesize	KSL Sakura	2015	180,000	Hong Kong	Spot	Operating
Capesize	Golden Kathrine	2015	180,000	Hong Kong	Spot	Operating
Capesize	KSL Seoul	2015	180,000	Hong Kong	Index TC	Operating
Capesize	KSL Seville	2015	180,000	Hong Kong	Spot	Operating
Capesize	KSL Stockholm	2015	180,000	Hong Kong	Index TC	Operating
Capesize	KSL Aso	2015	180,000			Newbuilding
Capesize	KSL Atlantic(3)	2015	180,000			Newbuilding
Capesize	KSL Baltic(3)	2015	180,000			Newbuilding
Capesize	KSL Barnet	2016	180,000			Newbuilding
Capesize	KSL Bexley	2016	180,000			Newbuilding
Capesize	KSL Caribbean(3)	2016	180,000			Newbuilding
Capesize	KSL Cirrus	2016	180,000			Newbuilding
Capesize	KSL Cumulus	2016	180,000			Newbuilding
Capesize	KSL Finsbury	2015	180,000			Newbuilding
Capesize	KSL Fulham	2015	180,000			Newbuilding
Newcastlemax	KSL Scape	2016	210,000			Newbuilding
Capesize	KSL Shanghai	2015	180,000			Newbuilding
Newcastlemax	KSL Swift	2016	210,000			Newbuilding
Capesize	KSL Arcus	2016	180,000			Newbuilding
Capesize	KSL Calvus	2017	180,000			Newbuilding
Capesize	KSL Fractus	2017	180,000			Newbuilding
Capesize	KSL Incus	2017	180,000			Newbuilding
Capesize	KSL Mediterranean(3)	2016	180,000			Newbuilding
Capesize	KSL Nimbus	2016	180,000			Newbuilding
Capesize	KSL Radiatus	2017	180,000			Newbuilding
Capesize	KSL Savannah	2016	180,000			Newbuilding
Ice class Panamax	Golden Ice	2008	75,500	Hong Kong	Spot	Operating
Ice class Panamax	Golden Opportunity	2008	75,500	Hong Kong	Spot	Operating
Ice class Panamax	Golden Saguenay	2008	75,500	Hong Kong	Spot	Operating
Ice class Panamax	Golden Strength	2009	75,500	Hong Kong	Spot	Operating
Ice class Panamax	Golden Suek	2011	74,500	Hong Kong	TC (expires in November 2016)	Operating
Ice class Panamax	Golden Bull	2012	74,500	Hong Kong	TC (expires in August 2017)	Operating
Ice class Panamax	Golden Brilliant	2013	74,500	Hong Kong	Spot	Operating
Ice class Panamax	Golden Diamond	2013	74,187	Hong Kong	Spot	Operating

Ice class Panamax	Golden Pearl	2013	74,187	Hong Kong	Spot	Operating
Ice class Panamax	Golden Ruby	2014	74,500	Hong Kong	Spot	Operating
Kamsarmax	Golden Eminence	2010	79,447	Hong Kong	Index TC	Operating
Kamsarmax	Golden Empress	2010	79,463	Hong Kong	TC (expires in December 2021)	Operating
Kamsarmax	Golden Endeavour	2010	79,600	Hong Kong	TC (expires in October 2020)	Operating
Kamsarmax	Golden Endurer	2011	79,600	Hong Kong	TC (expires in November 2020)	Operating
Kamsarmax	Golden Enterprise	2011	79,471	Hong Kong	Spot	Operating
Kamsarmax	Golden Daisy	2012	81,507	Marshall Island	Spot	Operating
Kamsarmax	Golden Ginger	2012	81,487	Marshall Island	Spot	Operating
Kamsarmax	Golden Rose	2012	81,585	Marshall Island	Spot	Operating
Supramax	Golden Aries	2015	63,800	Hong Kong	Spot	Operating
Supramax	Golden Cecilie	2015	60,000	Hong Kong	Spot	Operating
Supramax	Golden Cathrine	2015	60,000	Hong Kong	Spot	Operating
Supramax	Golden Gemini	2015	63,800	Hong Kong	Spot	Operating
Supramax	Golden Taurus	2015	63,800	Hong Kong	Spot	Operating
Supramax	Golden Leo	2016	63,800			Newbuilding
Supramax	Golden Libra	2016	63,800			Newbuilding
Supramax	Golden Virgo	2016	63,800			Newbuilding
Kamsarmax	Golden Eclipse(4)	2010	79,600	Hong Kong	TC (expires in February 2020)
Panamax	Golden Lyderhorn(5)	1999	74,242	Hong Kong	Spot
Supramax	Golden Hawk	2015	58,000	Panama	Spot
Capesize	Golden Opus(6)	2010	180,716	Hong Kong	Spot
Panamax	Golden Sakura(7)	2007	76,596	Panama	Spot

1.	In April 2015, the Company agreed to sell this vessel with expected delivered to the buyer by the end of June 2015.
2.	In April 2015, the Company agreed to a sale and lease back transaction for this vessel with Ship Finance.
3.	In April 2015, the Company agreed to sell this newbuilding vessel following the completion of construction its delivery to the Company.
4.	This vessel is chartered in on a bareboat charter expiring in February 2020 and is recorded as a vessel under capital lease. The time charter-out expires in February 2020.
5.	This vessel is chartered in on a bareboat charter expiring in September 2016 and is recorded as a vessel under capital lease.
6.	This vessel is owned through a joint venture with ST Shipping and Transportation Pte Ltd.
7.	This vessel is chartered in on a time charter with earliest re-delivery in June 2015, which is recorded as an operating lease.

Our Business Strategy
Our business strategy is to operate a diversified fleet of dry bulk carriers with flexibility to adjust our exposure to the dry bulk market depending on existing factors such as charter rates, newbuilding costs, vessel resale and scrap values and vessel operating expenses resulting from, among other things, changes in the supply of and demand for dry bulk capacity. We may adjust our exposure through time charters, bareboat charters, sale and leasebacks, sales and purchases of vessels, newbuilding contracts and acquisitions. Our intention is to renew and grow our fleet through selective acquisitions.
 Our goal is to generate competitive returns for our shareholders. Our cash distribution policy is to declare quarterly cash distributions to shareholders, substantially equal to or at times greater than net operational cash flow in the reporting quarter less reserves that our Board of Directors may from time to time determine are necessary, such as reserves for drydocking and other possible cash needs. We intend to finance our future vessel acquisitions not from our cash flow from operations, but from external sources, such as equity offerings and additional indebtedness.
 There is no guarantee that our shareholders will receive quarterly cash distributions from us. Our cash distribution policy may be changed at any time at the sole discretion of the Board, who will take into account, among other things, our newbuilding commitments, financial condition and future prospects, the terms of our credit facilities, and the requirements of Bermuda law in determining the timing and amount of cash distributions, if any, that we may pay. For example, Knightsbridge's board of directors, or the Knightsbridge Board, decided not to declare a dividend for the fourth quarter of 2014 due to the market environment.
Management Structure
Overall responsibility for the oversight of the management of our company and subsidiaries rests with our Board. We operate management services through a subsidiary incorporated in Bermuda, Golden Ocean Group Management (Bermuda) Ltd., who in turn will subcontract services to Golden Ocean Management AS and Golden Ocean Management Asia Pte Ltd., subsidiaries incorporated in Norway and Singapore, respectively. Our principal executive officer and principal financial officer are employed by Golden Ocean Management AS. The Board plans to define the scope and terms of the services to be provided, including day-to-day operations, by the aforementioned subsidiaries, and  will require that it be consulted on all matters of material importance and/or of an unusual nature and, for such matters, will provide specific authorization to personnel to act on our behalf.
We currently receive some general administrative services from ICB Shipping (Bermuda) Limited, or the General Manager, which is a wholly-owned subsidiary of Frontline. The technical management of our vessels is provided by ship mangers subcontracted by the General Manager. As a result of the merger, we are currently reviewing the services performed by the General Manager.
Capesize Chartering Ltd.

In February 2015, the Former Golden Ocean, Bocimar International NV, CTM, Golden Union Shipping Co S.A., and Star Bulk Carriers Corp. announced the formation of a new joint venture company, Capesize Chartering Ltd. The new company will combine and coordinate the chartering services of all the parties. Capesize Chartering Ltd commenced operations in the second half of February 2015 from the existing offices of each of the five parties involved. Following the completion of the merger, our Capesize spot trading vessels is being marketed by the joint venture.
Corporate Information
On September 18, 1996, we were incorporated in Bermuda under the name Knightsbridge Tankers Limited, or Knightsbridge, as an exempted company pursuant to the Bermuda Companies Act 1981. In October 2014, we changed our name to Knightsbridge Shipping Limited, and following the completion of the merger between Knightsbridge and Former Golden Ocean on March 31, 2015, we changed our name to Golden Ocean Group Limited. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number at this location is +1 (441) 295-6935. Our website is www.goldenocean.bm. The information on our website shall not be deemed a part of this prospectus.

Recent Developments
In April 2015, the Company agreed to the sale of the Channel Navigator, to an unrelated third party and this vessel was delivered to the buyer in May. Net cash proceeds of $8.5 million were received from which we have repaid debt of $5.2 million. We also repaid debt of $4.0 million as a consequence of this transaction following a re-allocation of security within the loan facility.
In May 2015, the Company took delivery of the Supramax dry bulk newbuilding, Golden Taurus. The final installment of $18.6 million was paid at this time and $13.75 million was drawn down from the $284.0 million term loan facility.
The Securities the Selling Shareholder May Offer
The Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 77,500,000 of our common shares that were previously acquired in a private transaction.  We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder.
A prospectus supplement may describe the amounts, prices, and type of transaction in which the Selling Shareholder may offer securities and may describe certain risks in addition to those set forth below associated with an investment in the securities.  Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

THE OFFERING
The following summary of the offering contains basic information about the offering and our common shares and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our common shares, please refer to the section of this prospectus entitled "Description of Capital Stock."
Maximum number of Common Shares offered by the Selling Shareholder	77,500,000 common shares

Shares Outstanding as of May 20, 2015	172,675,637 common shares

Use of Proceeds	All common shares sold pursuant to this prospectus will be sold by the Selling Shareholder. We will not receive any of the proceeds from such sales.

Nasdaq Global Select Market Trading Symbol	GOGL

Risk Factors
An investment in our common shares involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page 7 of this prospectus, as well as other information included in or incorporated by reference into this prospectus before making an investment decision.

RISK FACTORS
An investment in our securities involves a high degree of risk.  You should carefully consider the discussion of risks under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2014 and the other documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities.  Please see "Where You Can Find Additional Information – Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations, financial condition, the price of our common stock and our ability to pay dividends.
Although sales of the common shares held by the Selling Shareholder would not result in dilution, investors may experience significant dilution as a result of future offerings or acquisitions.
We may have to attempt to sell shares in the future in order to satisfy our capital needs; however there can be no assurance that we will be able to do so. If we are able to sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant. In addition, we may issue shares in connection with future acquisitions. Our existing shareholders may experience significant dilution if we sell future shares to other than existing shareholders pro rata, or the shares issued in connection with future acquisitions are issued at a per share price, at prices significantly below the price at which such existing shareholders invested.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe", "anticipate", "intend", "estimate", "forecast", "project", "plan", "potential", "may", "should", "expect" and similar expressions identify forward-looking statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the drybulk carrier market, changes in the company's operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk carriers, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission and the Nasdaq Global Select Market.
WE CAUTION READERS OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES.  WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED.  THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS.

USE OF PROCEEDS
All of the common shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2014:
•	on an actual basis; and
•	on an as adjusted basis giving effect to (i) the deliveries of KSL Sakura, KSL Seville, KSL Seoul, Golden Kathrine and KSL Stockholm, which occurred during the period from January 1, 2015 to March 31, 2015 and resulted in the payment of $187.1 million in aggregate in respect of final installments and the drawdown of $148.6 million in debt, (ii) the acquisition of 12 SPCs from Frontline 2012 on March 16, 2015 for which the consideration was satisfied by the issuance of 31 million shares in Golden Ocean. The SPCs own 12 newbuilding contracts and had an aggregate cash balance of $108.6 million at the acquisition date. As of March 2015 and before considering this transaction, Frontline 2012 owned 58% of the shares in Golden Ocean. This transaction is therefore to be accounted for as a common control transaction. The assets purchased from Frontline 2012 is therefore recorded at Frontline 2012 historical carrying value. Frontline 2012 historical carrying value for cash was $108.6 million and the historical carrying value of the newbuildings were $78.1 million at the effective transaction date, (iii) the merger with the Former Golden Ocean on March 31, 2015, which resulted in the issuance of 61.4 million new shares which were recorded at $5.00 per share, the assumption of debt in the amount of $511.3 million based on a preliminary estimate of the fair value of debt (nominal value of the debt is $525.4 million), and an estimated bargain purchase gain of $108.9 million, which could change materially following the finalization of the purchase price allocation, (iv) the sale of the Channel Navigator in May 2015, which resulted in the repayment of debt of $9.2 million, and (v) the delivery of the Golden Taurus in May 2015, which resulted in the drawdown of debt of $13.75 million .
Other than these adjustments, there has been no material change in our capitalization from debt or equity issuances, re-capitalization or special dividends since December 31, 2014. This table should be read in conjunction with the consolidated financial statements and related notes included in our annual report for the year ended December 31, 2014 on Form 20-F filed with the Commission on April 29, 2015.
	As of December 31, 2014
	Actual	As adjusted
	(in thousands of dollars)
Long-term debt, including current portion(*)	363,500	1,027,959
Share capital	801	1,725
Additional paid in capital	772,863	1,265,881
Contributed surplus	111,614	111,614
Retained (deficit) earnings	(1,005)	107,930
Total shareholders' equity	884,273	1,487,150
Total capitalization	1,247,773	2,515,109

(*)	Of this amount, $158.5 million is the fair value of the convertible debt ($200.0 million nominal value), while the remaining debt of $869.5 million is secured debt for which sailing vessels have been pledged as security.

PRICE RANGE OF COMMON STOCK
The trading market for our common shares is the Nasdaq Global Select Market, on which our shares have been listed since our initial public offering of common stock at $20.00 per share on February 7, 1997. Our shares used to be listed under the symbol "VLCCF" and following our merger have been listed under the symbol "GOGL" beginning April 1, 2015.  In addition, our shares have been listed on the Oslo Stock Exchange beginning April 7, 2015.  The following table sets forth the high and low closing prices for our common shares for the periods indicated, as reported by the Nasdaq Global Select Market.
Period	Low	High

For The Year Ended
December 31, 2010	$13.61	$24.08
December 31, 2011	$13.63	$25.49
December 31, 2012	$5.04	$15.50
December 31, 2013	$5.94	$10.45
December 31, 2014	$3.76	$16.16

For The Quarter Ended
March 31, 2013	$5.94	$8.20
June 30, 2013	$6.24	$8.21
September 30, 2013	$6.96	$10.45
December 31, 2013	$7.27	$10.40
March 31, 2014	$8.98	$14.50
June 30, 2014	$11.38	$16.16
September 30, 2014	$8.79	$14.45
December 31, 2014	$3.76	$9.03
March 31, 2015	$4.01	$5.49

For The Month Ended
November 2014	$5.71	$8.28
December 2014	$3.76	$4.93
January 2015	$4.01	$5.49
February 2015	$4.15	$4.93
March 2015	$4.03	$5.10
April 2015	$4.58	$5.73
May 2015 (to May 18, 2015)	$4.47	$5.21

The following table sets forth the high and low closing prices for our common shares for the periods indicated, as reported by the Oslo Stock Exchange.

April 7 to April 30, 2015	NOK	37.05	NOK	44.80
May 2015 (to May 18, 2015)	NOK	34.33	NOK	38.02

On May 20, 2015, the closing price per share of our common shares as quoted on the Nasdaq Global Select Market and the Oslo Stock Exchange was $4.69 and NOK35.60, respectively.  At that date, there were 172,675,637 of our common shares issued and outstanding.

ENFORCEABILITY OF CIVIL LIABILITIES
There is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PLAN OF DISTRIBUTION
The Selling Shareholder, which as used herein includes donees, pledgees, transferees, distributees or other successors in interest, including any successor funds thereto, and its respective affiliates that are direct or indirect equity investors in us, including other successors in interest selling our common shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution, dividend distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of our common shares, including on any stock exchange, quotation service, market or other trading facility on which our common shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.
The Selling Shareholder may sell, transfer or otherwise dispose of our common shares offered in this prospectus through:
•	a distribution by way of a dividend or otherwise to existing shareholders of such Selling Shareholder;
•	one or more block trades in which a broker-dealer will attempt to sell the shares as agent, but may reposition and resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	broker-dealers, who may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
•	public or privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	any combination of the foregoing; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of our common shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or another applicable provision of the Securities Act amending the Selling Shareholder list to include the donee, pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The Selling Shareholder also may transfer our common shares owned by it in other circumstances, in which case the donees, transferees, pledgees, distributees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common shares, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume.  The Selling Shareholder may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities.  The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of our common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Shareholder also may sell all or a portion of our common shares in open market transactions in reliance upon Rule 144 under the Securities Act, regardless of whether the shares are offered in this prospectus, provided that they meet the criteria and conform to the requirements of that rule.
There can be no assurance that the Selling Shareholder will sell any or all of our common shares offered by this prospectus.
The aggregate proceeds to the Selling Shareholder from the sale of our common shares offered by it will be the purchase price of the common shares less discounts or commissions, if any.  The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.  We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholder.
The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of our common shares may be deemed by the Commission to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may therefore be underwriting discounts and commissions under the Securities Act.  A Selling Shareholder who is deemed by the Commission to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
We have informed the Selling Shareholder that the anti-manipulation rules of Regulation M, promulgated under the Exchange Act, may apply to sales of our common shares by the Selling Shareholder in the market and to the activities of the Selling Shareholder and its affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Shareholder may indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of our common shares pursuant to this prospectus.
At the time that any particular offering of common shares is made, to the extent required by the Securities Act, a prospectus or prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of common shares being offered, the purchase price of the common shares, the public offering price of the common shares, the names of any underwriters, dealers or agents and any applicable discounts or commission.

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states our common shares may not be sold unless they have been registered or qualified for sale, or an exemption from registration or qualification requirements is available and is complied with.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to the registration and sale of the common shares offered by this prospectus, other than any underwriting discounts and commissions and transfer taxes, if any.  We have agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities of any violation by the Company of the Securities Act, the Exchange Act and state securities laws applicable to the Company and relating to the registration of the shares offered by this prospectus that have not resulted from written information provided by the Selling Shareholder to us expressly for use in connection with such registration.  We have agreed with the Selling Shareholder to use best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of our common shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (b) when all of the common shares owned by the Selling Shareholder may be resold pursuant to Rule 144 under the Securities Act without restriction as to volume or manner of sale.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the Selling Shareholder for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act.  If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SELLING SHAREHOLDER
This prospectus relates to the proposed sale from time to time of up to 77,500,000 of our common shares issued to the Selling Shareholder named in the table below.  We have filed the registration statement of which this prospectus forms a part in order to permit the Selling Shareholder to offer these shares for resale or transfer from time to time as set forth above in "Plan of Distribution", pursuant to Registration Rights Agreements by and between the Company and Frontline 2012.
The 77,500,000 common shares covered by this prospectus owned by the Selling Shareholder were issued to it in three separate, private transactions.  On April 3, 2014, the Company and Frontline 2012 entered into an agreement pursuant to which the Company purchased from Frontline 2012 all of the shares of five single purpose companies, and as consideration for the purchase, on the April 23, 2014 closing date of the transaction, Frontline 2012 received from the Company 15,500,000 newly issued common shares.  On September 15, 2014, the Company and Frontline 2012 entered into an agreement pursuant to which the Company purchased from Frontline 2012 all of the shares of twenty-five single purpose companies, and as consideration for the purchase, Frontline 2012 agreed to receive 62,000,000 newly issued common shares from the Company in two separate closings of 31,000,000 common shares each.  The first closing took place on September 15, 2014, when Frontline 2012 received 31,000,000 newly issued common shares from the Company, and the second closing took place on March 16, 2015, when Frontline 2012 received an additional 31,000,000 newly issued common shares from the Company.
The following table sets forth certain information regarding the Selling Shareholder and its beneficial ownership of our common shares.  The table is based upon information provided by the Selling Shareholder.  The table assumes that all the shares being offered by the Selling Shareholder pursuant to this prospectus are ultimately sold in the offering.  The Selling Shareholder may sell some, all or none of its shares covered by this prospectus, and as a result the actual number of shares that will be held by the Selling Shareholder upon termination of the offering may exceed the minimum number set forth in the table.
Name of Selling Shareholder	Common Shares Owned Before Offering(1)	Percentage of Class Prior to the Offering (2)	Total Common Shares Offered Hereby	Common Shares Owned Following the Offering	Percentage of Class Following the Offering
Frontline 2012 Ltd. (3)	77,500,000	44.88%	77,500,000	0	0%

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Except as subject to community property laws or otherwise as described in the notes below, where applicable, the person named above has sole voting and investment power with respect to all common shares shown as beneficially owned by it.

(2)	Based on 172,675,637 common shares outstanding.

(3)	Frontline 2012, a company incorporated in Bermuda, may be deemed to be the beneficial owner of 77,500,000 common shares, constituting 44.88% of the common shares outstanding, based on 172,675,637 common shares outstanding. Frontline 2012 has the sole power to vote or direct the vote of 0 common shares and the shared power to vote or direct the vote of 77,500,000 common shares. Frontline 2012 has the sole power to dispose or direct the disposition of 0 common shares and the shared power to dispose or direct the disposition of 77,500,000 common shares. 62,000,000 of the common shares beneficially owned by Frontline 2012 were received from the Company as consideration pursuant to the Acquisition Agreement dated September 15, 2014, and 15,500,000 common shares were received from the Company as consideration pursuant to the Acquisition Agreement dated April 3, 2014, both privately-negotiated transactions. The address for Frontline 2012 Ltd. is Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our amended Memorandum of Association and Bye-Laws.
Purpose
The amended Memorandum of Association of the Company has been filed as Exhibit 3.1 to the Company's Registration Statement on Form F-3, filed December 24, 2009, and is incorporated by reference herein.
The purposes and powers of the Company are set forth in Items 6 and 7(a) through (h) of our Memorandum of Association and in the Second Schedule of the Bermuda Companies Act of 1981, or the Companies Act.  These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
Our Bye-Laws
The amended and restated Bye-Laws of the Company, as approved by the Company's shareholders on March 26, 2015 and effective on March 31, 2015, have been filed as Exhibit 1.4 to the Company's Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 29, 2015.
Bermuda law permits the Bye-Laws of a Bermuda company to contain provisions excluding personal liability of a director, alternate director, officer, member of a committee authorized under Bye-Law 118, resident representative or their respective heirs, executors or administrators to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty.  Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any committee members authorized under Bye-Law 118, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-Law 118, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company's request.
Our shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights.  Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.  Shareholders have no cumulative voting rights.  Shareholders are entitled to dividends if and when they are declared by our Board of Directors, subject to any preferred dividend right of holders of any preferred shares.  Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present.  For all other matters, unless a different majority is required by law or our Bye-Laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Upon our liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, pro rata, our net assets available after the payment of all our debts and liabilities and any preference amount owed to any preference shareholders.  The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares we may issue in the future.
Under our Bye-Laws, annual general meetings of shareholders will be held at a time and place (excluding Norway or the United Kingdom) selected by our Board of Directors each calendar year.  Special general meetings of shareholders may be called by our Board of Directors at any time and, pursuant to Bermuda law, special general meetings must be called at the request of shareholders holding at least 10% of our paid-up share capital carrying the right to vote at general meetings.  Under our Bye-Laws, five days' notice of an annual general meeting or any special general meeting must be given to each shareholder entitled to vote at that meeting.  Under Bermuda law and our Bye-Law 66, accidental failure to give notice will not invalidate proceedings at a meeting.  Our Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.

Special rights attaching to any class of our shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
Our Bye-Laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested.  Our Bye-Laws provide our Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation.  Our directors are not required to retire because of their age, and our directors are not required to be holders of our common shares.  Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
Our Bye-Laws provide that every director, officer, member of a committee constituted under Bye-Law 118, a resident representative and their respective heirs, executors or administrators, which we refer to collectively as an indemnitee, shall be indemnified out of our funds against all liabilities, loss, damage or expense (including, but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, officer, committee member or resident representative and that such indemnity shall extend to any person acting as a director, officer, committee member or resident representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always, that the indemnity contained in Bye-Law 159 shall not extend to any matter which would render it void pursuant to the Companies Act.  Each indemnitee shall be indemnified out of our funds against all liabilities incurred by such indemnitee in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee's favor, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court.  In addition, to the extent that any indemnitee is entitled to claim an indemnitee pursuant to our Bye-Laws in respect of amounts paid or discharged by such indemnitee, the relative indemnity shall take effect as our obligation to reimburse the person making such payment or effecting such discharge.
Authorized Capitalization
Under our amended Memorandum of Association, our authorized share capital consists of 200,000,000 shares, par value $0.01 per share, of which 172,675,637 shares were issued and outstanding as of the date of this prospectus.
Share History
We were formed on September 18, 1996 under the name "Knightsbridge Tankers Limited" with an authorized share capital of 1,200,000 shares, par value $0.01 per share.  In February 1997, upon the exercise by the underwriters of their overallotment option, we offered and sold to the public 16,100,000 common shares at the initial public offering price of $20 per share.  Simultaneously with that offering, we sold 1,000,000 common shares in a private placement for the price of $20 per share.
At the Company's annual general meeting of shareholders held on September 25, 2009, our shareholders voted to approve an increase in our authorized share capital from 20,000,000 shares, par value $0.01 per share, to 35,000,000 shares, par value $0.01 per share.
In October 2010, we issued 4,887,500 shares in an underwritten public offering.
In July and October 2010, we purchased two 2010-built Capesize dry bulk carriers, Golden Future and Golden Zhejiang, from Golden Ocean.  In connection with these transactions 2,438,199 shares were issued to Golden Ocean.  Immediately following these transactions, we had issued and outstanding 24,425,699 shares.

On September 23, 2011, the Company's shareholders approved an increase of the Company's authorized common shares, par value $0.01, from 35,000,000 to 50,000,000.
In May 2012, we issued 11,301 common shares (along with cash) to members of our Board and to the General Manager and the Dry bulk Manager in settlement of the first tranche of the RSUs granted in December 2010, which vested in December 2011.

In January 2013, we issued 35,061 common shares (along with cash) to members of our Board and to the General Manager and the Dry Bulk Manager in settlement of the first and second tranches of the RSUs granted in December 2011 and December 2010, respectively, which vested in December 2012.

On October 23, 2013, we issued 6,000,000 shares in an underwritten public offering.

In February 2014, we issued 49,489 common shares (along with cash) to members of the Board and to the General Manager and the Dry Bulk Manager in settlement of the first, second and third tranches of the RSUs granted in January 2013, December 2011 and December 2010, respectively.

On April 23, 2014, the Company issued 15,500,000 common shares in a private placement to Frontline 2012, and 3,100,000 common shares in a private placement to Hemen Holding Limited, a company indirectly controlled by trusts established by John Fredriksen for the benefit of his immediate family.
On June 25, 2014, the Company held a Special General Meeting of the Shareholders.  At the meeting, the shareholders of the Company approved a resolution to increase the Company's authorized share capital to $2,000,000.00 divided into 200,000,000 common shares of $0.01 par value.
On September 15, 2014, and March 16, 2015, the Company issued 31,000,000 common shares each in private placements to Frontline 2012.
The merger between Knightsbridge and Former Golden Ocean was completed on March 31, 2015 and shareholders in the Former Golden Ocean received 61.5 million shares of Knightsbridge as merger consideration, with one share in the Former Golden Ocean receiving 0.13749 shares of Knightsbridge. Prior to completion of the merger, Knightsbridge had 111,231,678 common shares outstanding.
Following completion of the merger and, pursuant to the merger agreement, the cancellation of 51,498 common shares (which were held by the Former Golden Ocean) and the cancellation of 4,543 common shares (which account for the fractional shares that will not be distributed to the Former Golden Ocean shareholders as merger consideration), Golden Ocean has 172,675,637 common shares outstanding.

Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders.  Subject to preferences that may be applicable to any outstanding preference shares, holders of common shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors out of funds legally available for dividends.  Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preference shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution.  Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities.  The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preference shares, which we may issue in the future.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$58,382
FINRA fees	$_______*
Legal fees and expenses	$_______*
Accounting fees and expenses	$_______*
Miscellaneous	$_______*
Total	$_______*

*           To be updated, if necessary, by amendment, supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited, Hamilton, Bermuda, with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Golden Ocean Group Limited for the year ended December 31, 2014 and the audited historical financial statements of Golden Ocean Group Limited (former Golden Ocean) included on pages I-2 through I-42 of Golden Ocean Group Limited's Current Report on Form 6-K dated May 21, 2015, have been so incorporated in reliance on the reports of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Further information about our company is available on our website at http://www.goldenocean.bm.  The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•	Our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 29, 2015, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.
•	Our Report on Form 6-K, which was furnished to the Commission on May 21, 2015, which contains (i) Consolidated Financial Statements for the fiscal year ended December 31, 2014, of Former Golden Ocean and (ii) unaudited pro forma condensed combined financial information for Golden Ocean for the fiscal year ended December 31, 2014.
•	The description of our securities contained in our Registration Statement on Form F-1 filed with the Commission on December 13, 1996 and any amendment or report filed for the purpose of updating that description.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Knightsbridge Shipping Limited
Attn: Georgina Sousa
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08, Bermuda
+1 (441) 295-6935

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.  Indemnification of Directors and Officers.
Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-Laws of a Bermuda company to contain a provision eliminating personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust, of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power generally to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company's request.
Section 98 of the Companies Act permits a company to purchase and maintain insurance or make other financial arrangements on behalf of an officer or director for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such, whether or not the company has the power to indemnify him or her against such liability and expenses.
Bye-laws number 158 through 166 of Golden Ocean Group Limited, or the Company, provide as follows:
158.	Subject to the provisions of Bye-law 166, no Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or his heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.
159.	Subject to the provisions of Bye-law 166, every Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, person or committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.
160.	Every Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

161.	To the extent that any Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.
162.	The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 118, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.
163.	Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.
164.	Each member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.
165.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 158 to 164 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.
166.	The restrictions on liability, indemnities and waivers contained in Bye-laws 158 to 164 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.
Item 9. Exhibits.
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
Item 10. Undertakings.
The undersigned registrant hereby undertakes:
(a)	Under Rule 415 of the Securities Act,

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser;

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchasers in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d)	Not applicable.

(e)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g)	Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k) – (l)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Golden Ocean Group Limited (Registrant)
Date: May 21, 2015	By	/s/ Herman Billung
	Name:	Herman Billung
	Title:	Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin, Anthony Tu-Sekine and Edward S. Horton his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Herman Billung	Principal Executive Officer and Director	May 21, 2015
Herman Billung

/s/ Ola Lorentzon	Director and Chairman of the Board	May 21, 2015
Ola Lorentzon

/s/ Robert D. Somerville	Director	May 21, 2015
Robert D. Somerville

/s/ David M. White	Director	May 21, 2015
David M. White

/s/ Hans Petter Aas	Director	May 21, 2015
Hans Petter Aas

/s/ Herman Billung	Director	May 21, 2015
Herman Billung

/s/ Gert-Jan van der Akker	Director	May 21, 2015
Gert-Jan van der Akker

/s/ Kate Blankenship	Director	May 21, 2015
Kate Blankenship

/s/ John Fredriksen	Director	May 21, 2015
John Fredriksen

/s/ Birgitte Ringstad Vartdal	Principal Financial and Accounting Officer	May 21, 2015
Birgitte Ringstad Vartdal

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this registration statement in the City of Newark, State of Delaware, on May 21, 2015 .

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Common Stock*
2.1	Agreement and Plan of Merger by and between the Company and Golden Ocean, dated October 7, 2014 (1)
3.1	Memorandum of Association of the Company, as amended (2)
3.2	Amended and Restated Bye-laws of the Company(5)
4.1	Form of Common Share Certificate (3)
5.1	Opinion of MJM Limited, Bermuda counsel to the Company(6)
10.1	Registration Rights Agreement by and between the Company and Frontline 2012 Ltd., dated September 15, 2014 (4)
10.2	Registration Rights Agreement by and between the Company and Frontline 2012 Ltd., dated March 16, 2015**
10.3	Acquisition Agreement between Frontline 2012 Ltd. and the Company, dated September 15, 2014 (4)
10.4	Form of Addendum to Acquisition Agreement between Frontline 2012 Ltd. and the Company, dated March 13, 2015**
23.1	Consent of MJM Limited (included in Exhibit 5.1)
23.2	Consent of Seward & Kissel LLP**
23.3	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers AS)
23.4	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers AS)
24.1	Power of Attorney (contained in signature page)

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Previously filed.
(1)	Incorporated by reference to the Company's Report on Form 6-K (File No. 000-29106) filed with the Commission on October 8, 2014.
(2)	Incorporated by reference to the Company's Registration Statement on Form F-3 (File No. 333-164007) filed with the Commission on December 24, 2009.
(3)	Incorporated by reference to the Company's Registration Statement on Form F-1 (File No. 333-06170) filed with the Commission on December 13, 1996.
(4)	Incorporated by reference to the Schedule 13D/A (File No. 005-50787) filed with the Commission on October 9, 2014.
(5)	Incorporated by reference to the Company's Annual Report on Form 20-F for the year ended December 31, 2014 (File No. 000-29106), filed with the Commission on April 29, 2015.
(6)
The opinion relating to the Company's registration of 62,000,000 common shares was previously filed as an exhibit to this registration statement on March 26, 2015. The opinion relating to the Company's registration of the remaining 15,500,000 common shares included in this registration statement pursuant to Rule 429 was filed an exhibit to the Previously Filed Registration Statement (File No. 333-197210).